UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2022

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-262106	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2022, we entered into a letter agreement, or the Transition Agreement, with Frederic G. Hammond, our Senior Vice President, General Counsel and Secretary, relating to Mr. Hammond’s planned retirement which will be effective on January 6, 2023 or, if requested by the Corporation, on a later date occurring on or before April 4, 2023 (the “Retirement Date”). Except as described below, the terms of our existing executive retention agreement with Mr. Hammond will remain and continue in effect.

Under the Transition Agreement, Mr. Hammond will serve until the Retirement Date in his current capacity as Senior Vice President, General Counsel and Secretary reporting to our Chief Executive Officer. Until the Retirement Date, Mr. Hammond will continue to receive his current salary, benefits and continued equity vesting. If Mr. Hammond remains in employment through the Retirement Date or if his employment by the Company is terminated other than for cause prior to the Retirement Date, (1) all of his then-unvested Company equity grants made prior to September 1, 2022 will fully vest and (2) he will receive the other payments and benefits provided under his existing executive retention agreement with the Company upon a change in control-related termination, which generally consist of cash severance and payments in respect of benefits coverage. In addition, if the Retirement Date is extended beyond January 6, 2023 by the Company as described above, Mr. Hammond will receive a grant of RSUs with a value of $250,000, which RSUs will become fully vested on the Retirement Date, unless Mr. Hammond resigns prior to the extended Retirement Date. Such accelerated equity vesting and other severance benefits are subject to the execution by Mr. Hammond of the release of claims in favor of the Company as provided in our executive retention agreement with Mr. Hammond.

The foregoing description of the Transition Agreement is not intended to be complete and is qualified in its entirety by reference to the copy of the Transition Agreement included as Exhibit 10.1 to this report and incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1^	Letter agreement, dated August 29, 2022, between Aspen Technology, Inc. and Frederic G. Hammond

104	Cover Page Interactive Data File (embedded within the XBRL document)

^ Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: August 31, 2022	By:	/s/ CHANTELLE Y. BREITHAUPT
Chantelle Y. Breithaupt
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)